As filed with the Securities and Exchange Commission on March 9, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 9, 2006

FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address, including zip code, of principal executive offices)

(704) 688-4300
(Registrant's telephone number, including area code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/  /  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/  /   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/  /   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/  /   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 7.01 Regulation FD Disclosure.

In its January 24, 2006, presentation of fourth quarter and full year results for fiscal 2005, First Charter Corporation (the "Corporation") issued earnings guidance for fiscal 2006 of between $1.63 and $1.67 per fully diluted share, excluding the then undetermined expense associated with share-based compensation awards as required by the adoption of FAS 123(R).   The Corporation indicated that it would provide additional guidance on expected costs related to equity compensation grants following the completion of the Board of Directors' review and approval of the 2006 equity compensation plan.  On March 9, 2006, the Corporation's Board of Directors completed this review and approved management's determination that share-based compensation expenses for fiscal 2006 will be approximately $0.06 per fully diluted share.  Consequently, including the anticipated charges for FAS 123(R) expenses, it is expected that earnings for fiscal 2006 will be between $1.57 and $1.61 per fully diluted share.

The information contained in this Current Report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION

	By:	/s/ CHARLES A. CASWELL

Charles A. Caswell Executive Vice President and Chief Financial Officer
Dated: March 9, 2006